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                                                                   EXHIBIT 23(C)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2003 relating to the financial statements and financial statement schedule, which appears in Baltimore Gas and Electric Company's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLC

Baltimore, Maryland
July 31, 2003